Exhibit 10.3
C&J ENERGY SERVICES, INC.
2010 STOCK OPTION PLAN
1. PURPOSE
     This Plan is intended to foster and promote the long-term financial success of C&J Energy Services, Inc. and its Affiliates (the “Company Group”); to reward performance and to increase shareholder value by providing Participants appropriate incentives and rewards; to enable the Company Group to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company Group’s businesses are largely dependent; to encourage Participants’ ownership interest in C&J Energy Services, Inc.; and to align the interests of management, directors and consultants with that of the Company’s shareholders.
2. DEFINITIONS
     (a) “Affiliate” means any entity (whether a corporation, partnership, joint venture or other form of entity) that directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, the Company, except solely with respect to the issuance of Incentive Stock Options, the term “Affiliate” shall be limited to any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Code Sections 424(e) and 424(f) respectively.
     (b) “Award” means, individually or collectively, a grant under the Plan of Nonstatutory Stock Options or Incentive Stock Options.
     (c) “Award Agreement” means a written or electronic agreement evidencing and setting forth the terms of an Award.
     (d) “Board of Directors” means the board of directors of the Company.
     (e) “Cause” means, unless otherwise specified in the Award Agreement or in an employment agreement between the Participant and the Company or one of its Affiliates, with respect to a Participant:
          (i) Commission of any act or acts of personal dishonesty intended to result in substantial personal enrichment to the Employee to the detriment of any Company Group member;
          (ii) Conviction of, or entering into a plea of nolo contendere to, a felony;
          (iii) In the case of an Employee, repeated failures to perform his responsibilities that are demonstrably willful and deliberate, provided that such failures have continued for more than 10 days following written notice from the Company of its intent to terminate his employment based on such failures;

          (iv) Intentional, repeated or continuing violation of any of the applicable Company Group member’s policies or procedures that occurs or continues after notice to the Participant that he or she has violated such policy or procedure; or
          (v) Any material breach of a written covenant or agreement with a Company Group member, including the terms of this Plan or any material breach of fiduciary duty to a Company Group member.
A Participant shall be considered to have been discharged for Cause if the Company determines within 30 days after his resignation or discharge that discharge for Cause was warranted.
     (f) “Change in Control” shall mean any of the following:
          (i) any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (other than a Permitted Holder), acquires “beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; provided, however, that if the Company engages in a merger or consolidation in which the Company or surviving entity in such merger or consolidation becomes a subsidiary of another entity, then references to the Company’s then outstanding securities shall be deemed to refer to the outstanding securities of such parent entity;
          (ii) a change in the composition of the Board as a result of either (1) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or (2) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, in either case which results in individuals other than individuals who were directors before such contest or solicitation comprising a majority of the members of the Board;
          (iii) the consummation of a merger or consolidation of the Company with any corporation, including without limitation, a reverse or forward triangular merger, and Company’s shareholders prior to such transaction own less than a majority of the voting securities of the surviving or resulting corporation or entity after the transaction;
          (iv) a tender offer or exchange offer is made and consummated by a person or group of persons other than the Company or its respective affiliates or a Permitted Holder for the ownership of more than fifty percent (50%) or more of the Company’s voting securities;
          (v) the sale or disposition (other than a pledge or similar encumbrance) by the Company of all or substantially all of the assets of the Company other than to a subsidiary or subsidiaries of the Company or to a Permitted Holder.
An initial public offering of the equity securities of the Company that is registered under the Securities Act of 1933 shall not constitute a Change of Control.

     (g) “Code” means the Internal Revenue Code of 1986, as amended.
     (h) “Committee” means the committee designated by the Board of Directors pursuant to Section 3 of the Plan to administer the Plan.
     (i) “Common Stock” means the Common Stock of the Company, par value, $0.01 per share.
     (j) “Company” means C&J Energy Services, Inc., a corporation organized under the laws of Texas, and all successors to it.
     (k) “Consultant” means any person who is not an employee or an Outside Director and who is providing advisory or consulting services to the Company or any Affiliate.
     (l) “Date of Grant” means the date when the Company completes the corporate action necessary to create the legally binding right constituting an Award, as provided in Code Section 409A and the regulations thereunder.
     (m) “Disability” has the meaning set forth in Code Section 22(e)(3).
     (n) “Effective Date” means the later of the date the Plan is approved by the shareholders of the Company or the date following such approval of the occurrence of the closing of that certain private placement described in the preliminary offering memorandum dated November 22, 2010, pursuant to which shares of Company common stock will be purchased and/or placed by FBR Capital Markets & Co. (the “Closing”). For the avoidance of doubt, in the event that the Closing does not occur, the Plan shall be void and of no further effect.
     (o) “Employee” means any person employed by the Company or an Affiliate. Directors who are employed by the Company or an Affiliate shall be considered Employees under the Plan.
     (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (q) “Exercise Price” means the price at which a Participant may purchase a share of Common Stock pursuant to an Option.
     (r) “Fair Market Value” on any date means the market price of Common Stock, determined by the Committee as follows:
          (i) If the Common Stock is listed and traded on a national securities exchange (as such term is defined by the Exchange Act, as amended) or on the NASDAQ Global Market system on the date of determination, then the Fair Market Value per share shall be the closing price of a share of the Common Stock on said national securities exchange or NASDAQ Global Market system on the date of determination. If the Common Stock is traded in the over-the-

counter market, the Fair Market Value per share shall be the average of the closing bid and asked prices of a share on the date of determination;
          (ii) If the Common Stock is listed on a national securities exchange or on the NASDAQ Global Market system but no shares of the Common Stock are traded on the date of determination, but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the closing price of a share of the Common Stock on the most recent date before the date of determination. If the Common Stock is regularly traded in the over-the-counter market but no shares of the Common Stock are traded on the date of determination, but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the average of the closing bid and asked prices of a share of the Common Stock on the most recent date before the date of determination on which trading occurred.
          (iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate, in accordance with Code Section 409A.
Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. The Committee’s determination of Fair Market Value shall be conclusive and binding on all persons.
     (s) “Incentive Stock Option” means a stock option granted to a Participant pursuant to Section 8 of the Plan that is intended to meet the requirements of Code Section 422.
     (t) “Nonstatutory Stock Option” means a stock option granted to a Participant pursuant to Section 7 of the Plan that is not intended to qualify, or does not qualify, as an Incentive Stock Option.
     (u) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option.
     (v) “Outside Director” means a member of the Board of Directors of the Company who is not also an Employee.
     (w) “Participant” means any person who holds an outstanding Award.
     (x) “Permitted Holder” means (i) any of StepStone Capital Partners II Onshore, L.P., StepStone Capital Partners II Cayman Holdings, L.P., 2006 Co-Investment Portfolio, L.P., Citigroup Capital Partners II Employee Master Fund, L.P., Energy Spectrum Partners IV LP or any of their respective affiliates, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, and (iii) any affiliate of the Company or any corporation, partnership, limited liability company or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

     (y) “Permitted Transferees” means with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.
     (z) “Plan” means this C&J Energy Services, Inc. 2010 Stock Option Plan.
     (aa) “Share” means a share of Common Stock.
     (bb) “Subsidiary” means any corporation, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation; or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity.
     (cc) “Termination of Service” shall mean the termination of employment of an Employee by the Company and all Affiliates or the termination of service by an Outside Director as a member of the board of directors of the Company and all Affiliates. A Participant’s service shall not be deemed to have terminated because of a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service to the Company and any of its Affiliates. Furthermore, a Participant’s service with the Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company or an Affiliate; provided, however, that if any such leave exceeds 90 days, on the 91st day of such leave the Participant’s service shall be deemed to have terminated unless the Participant’s right to return to service with the Company Group is guaranteed by statute or contract. The Participant’s service shall be deemed to have terminated upon the entity for which the Participant performs service ceasing to be an Affiliate (or any successor). Subject to the foregoing, the Company, in its discretion, shall determine whether a Participant’s service has terminated and the effective date of such termination.
3. ADMINISTRATION
     The Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be “disinterested” only if he satisfies (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Code Section 162(m)(4)(C). The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Company or an Affiliate who need not be disinterested, that may grant Awards and administer the Plan with respect to Employees, Outside Directors, and other individuals who are not considered officers or directors of the Company under Section 16 of the Exchange Act or for whom Awards are not intended to satisfy the provisions of Code Section 162(m).
     (a) The Committee shall have the sole and complete authority to:
          (i) determine the individuals to whom Awards are granted, the type and amounts of Awards to be granted and the time of all such grants;
          (ii) determine the terms, conditions and provisions of, and restrictions relating to, each Award granted;
          (iii) interpret and construe the Plan and all Award Agreements;
          (iv) prescribe, amend and rescind rules and regulations relating to the Plan;
          (v) determine the content and form of all Award Agreements;
          (vi) determine all questions relating to Awards under the Plan, including whether any conditions relating to an Award have been met and whether vesting should be accelerated in appropriate circumstances, in the Committee’s discretion;
          (vii) determine the duration and purpose of leaves of absence that may be granted to a Participant without constituting termination of the Participant’s employment for the purpose of the Plan or any Award;
          (viii) maintain accounts, records and ledgers relating to Awards;
          (ix) maintain records concerning its decisions and proceedings;
          (x) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable; and
          (xi) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.
The Committee’s determinations under the Plan shall be final and binding on all persons.
     (b) Each Award shall be evidenced by an Award Agreement containing such provisions as may be approved by the Committee. Each Award Agreement shall constitute a binding contract between the Company and the Participant, and every Participant, upon acceptance of the Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, and at a minimum, the Committee shall set forth in each Award Agreement (i) the type of Award granted, (ii) the Exercise Price of any Option, (iii) the number of Shares subject to the Award; (iv) the expiration date of the Award, (v) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award, and (vi) the restrictions, if any, placed upon such Award, or upon Shares which may be issued upon exercise of such Award. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion and set forth in the applicable Award Agreement. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.
     (c) The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more members of the Board of Directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power with respect to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or person.
     (d) The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all authority for: (i) the determination of forms of payment to be made by or received by the Plan and (ii) the execution of any Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Company or an Affiliate for determinations to be made pursuant to the Plan.
4. TYPES OF AWARDS AND RELATED RIGHTS
     The following types of Awards may be granted under the Plan:
     (a) Nonstatutory Stock Options; and
     (b) Incentive Stock Options;
5. STOCK SUBJECT TO THE PLAN
     (a) General Limitations. Subject to adjustment as provided in Section 13 of the Plan, the maximum number of Shares reserved for issuance in connection with Awards under the Plan is 5,699,889 Shares. Subject to adjustment as provided in Section 13 of the Plan the maximum number of Shares with respect to which Options may be granted to any individual during any one calendar year is 1,700,000 Shares, any or all of which may be Incentive Stock Options.

     (b) Other Rules.
          (i) The number of Shares associated with an Award originally counted against the limitations as the result of the grant of the Award shall be restored against the limitations and be available for reissuance under this Plan if and to the extent the Award is surrendered, cancelled, expires, settled in cash, terminates or is forfeited for any reason.
          (ii) The following Shares shall not become available for issuance or reissuance under the Plan:
               A. Shares tendered by a Participant as full or partial payment to the Company upon exercise of an Option; and
               B. Shares withheld by, or otherwise remitted to satisfy a Participant’s tax withholding obligations upon the exercise of Options granted under the Plan.
     (c) Shares issued under the Plan may be either authorized but unissued Shares, authorized Shares previously issued held by the Company in its treasury which have been reacquired by the Company, or Shares purchased by the Company in the open market.
6. ELIGIBILITY
     Subject to the terms of the Plan, all Employees, Consultants and Outside Directors shall be eligible to receive Awards under the Plan.
7. NONSTATUTORY STOCK OPTIONS
     The Committee may, subject to the limitations of this Plan and the availability of Shares reserved but not previously awarded under the Plan, grant Nonstatutory Stock Options to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:
     (a) Exercise Price. The Committee shall determine the Exercise Price of each Nonstatutory Stock Option. However, the Exercise Price shall not be less than the Fair Market Value of the Common Stock on the Date of Grant.
     (b) Terms of Nonstatutory Stock Options. The Committee shall determine the term during which a Participant may exercise a Nonstatutory Stock Option, but in no event may a Participant exercise a Nonstatutory Stock Option, in whole or in part, more than 10 years from the Date of Grant. The Committee shall also determine the date on which each Nonstatutory Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Nonstatutory Stock Option. Shares underlying each Nonstatutory Stock Option may be purchased, in whole or in part, by the Participant at any time during the term of such Nonstatutory Stock Option, after such Option becomes exercisable. A Nonstatutory Stock Option may not be exercised for fractional shares. An Award Agreement with respect to a Nonstatutory Stock Option may also provide for an automatic exercise of the Nonstatutory Stock Option on an earlier date.
     (c) Termination of Service. Unless otherwise determined by the Committee or as set forth in an applicable Award Agreement, upon a Participant’s Termination of Service for any reason other than Disability or death, or Termination for Cause, the Participant may exercise only those Nonstatutory Stock Options that were immediately exercisable by the Participant at the date of such termination and only for three months following the date of such termination, or, if sooner, the expiration of the term of the Nonstatutory Stock Option.
     (d) Termination of Service due to Disability or Death. Unless otherwise determined by the Committee or as set forth in an applicable Award Agreement, in the event of a Participant’s Termination of Service due to Disability or death, the Participant may exercise only those Nonstatutory Stock Options that were immediately exercisable by the Participant at the date of such termination and only for one year following the date of such termination, or, if sooner, the expiration of the term of the Nonstatutory Stock Option.
     (e) Termination of Service for Cause. Unless otherwise determined by the Committee or as set forth in an applicable Award Agreement, in the event of a Participant’s Termination of Service for Cause, all rights with respect to the Participant’s Nonstatutory Stock Options shall be forfeited and expire immediately upon the effective date of such Termination for Cause.
     (f) Extension of Term of Option. The period during which a Nonstatutory Stock Option is to remain exercisable following a Participant’s Termination of Service shall be extended if the exercise of the Nonstatutory Stock Option would violate an applicable Federal, state, local, or foreign law until 30 days after the exercise of the Nonstatutory Stock Option would no longer violate applicable Federal, state, local, and foreign laws, but not beyond the original term of the Nonstatutory Stock Option pursuant to Section 7(b).
     (g) Payment. Payment due to a Participant upon the exercise of a Nonstatutory Stock Option shall be made in the form of Shares.
8. INCENTIVE STOCK OPTIONS
     The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Incentive Stock Options to Employees upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:
     (a) Exercise Price. The Committee shall determine the Exercise Price of each Incentive Stock Option. However, the Exercise Price shall not be less than the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of Code Section 422, Common Stock representing more than 10% of the total combined voting securities of the Company (“10% Owner”), the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant.
     (b) Amounts of Incentive Stock Options. To the extent the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Company or an Affiliate exceeds $100,000, or such higher value as may be permitted under Code Section 422, such Options in excess of such limit shall be treated as Nonstatutory Stock Options. Fair Market Value shall be determined as of the Date of Grant with respect to each such Incentive Stock Option.
     (c) Terms of Incentive Stock Options. The Committee shall determine the term during which a Participant may exercise an Incentive Stock Option, but in no event may a Participant exercise an Incentive Stock Option, in whole or in part, more than 10 years from the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five years from the Date of Grant. The Committee shall also determine the date on which each Incentive Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Incentive Stock Option. Shares underlying each Incentive Stock Option may be purchased, in whole or in part, at any time during the term of such Incentive Stock Option, after such Option becomes exercisable. An Incentive Stock Option may not be exercised for fractional shares. An Award Agreement with respect to an Incentive Stock Option may also provide for an automatic exercise of the Incentive Stock Option on an earlier date.
     (d) Termination of Employment. Unless otherwise determined by the Committee or as set forth in an applicable Award Agreement, upon a Participant’s Termination of Service for any reason other than Disability or death, or Termination for Cause, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of such termination and only for three months following the date of such termination, or, if sooner, the expiration of the term of the Incentive Stock Option.
     (e) Termination of Employment due to Disability or Death. Unless otherwise determined by the Committee or as set forth in an applicable Award Agreement, in the event of a Participant’s Termination of Service due to Disability or death, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of such termination and only for one year following the date of such termination, or, if sooner, the expiration of the term of the Incentive Stock Option.
     (f) Termination of Employment for Cause. Unless otherwise determined by the Committee or as set forth in an applicable Award Agreement, in the event of an Employee’s Termination for Cause, all rights under such Employee’s Incentive Stock Options shall expire immediately upon the effective date of such Termination for Cause.

     (g) Extension of Term of Option. The period during which an Incentive Stock Option is to remain exercisable following a Participant’s Termination of Service shall be extended if the exercise of the Incentive Stock Option would violate an applicable Federal, state, local, or foreign law until 30 days after the exercise of the Incentive Stock Option would no longer violate applicable Federal, state, local, and foreign laws, but not beyond the original term of the Incentive Stock Option pursuant to Section 8(c). Any extension of the term of an Incentive Stock Option pursuant to this Section 8(g) may cause the Option to be treated as a Nonstatutory Stock Option.
     (h) Payment. Payment due to a Participant upon the exercise of an Incentive Stock Option shall be made in the form of Shares.
     (i) Disqualifying Dispositions. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Committee of any disposition of Shares issued pursuant to the exercise of such Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), within 10 days of such disposition.
9. METHOD OF EXERCISE OF OPTIONS
     Subject to any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms and in accordance with such procedures as are approved by the Committee from time to time, which may include, without limitation, payment by delivery of cash or Common Stock owned by the Participant having a Fair Market Value on the exercise date equal to the total Exercise Price, or by any combination of cash and Shares, including exercise by means of a cashless exercise arrangement with a qualifying broker-dealer, to the extent permitted by applicable law. The Participant may deliver Shares either by attestation or by the delivery of a certificate or certificates for Shares duly endorsed for transfer to the Company.
10. RIGHTS OF PARTICIPANTS
     No Participant shall have any rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of a stock certificate for such Shares. Nothing contained in this Plan or in any Award Agreement confers on any person any right to continue in the employ or service of the Company or an Affiliate or interferes in any way with the right of the Company or an Affiliate to terminate a Participant’s services.
11. DESIGNATION OF BENEFICIARY
     A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails to designate a beneficiary, then the Participant’s estate will be deemed to be the beneficiary.

12. TRANSFERABILITY OF AWARDS
     (a) Incentive Stock Options. Incentive Stock Options are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During a Participant’s lifetime, Incentive Stock Options may be exercised only by the Participant (or a legal representative if the Participant becomes incapacitated).
     (b) Awards Other Than Incentive Stock Options. All Awards granted pursuant to this Plan other than Incentive Stock Options are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; provided, however, with the approval of the Committee, a Participant may transfer a Nonstatutory Stock Option for no consideration to or for the benefit of one or more Permitted Transferees subject to such limits as the Committee may establish, and the Permitted Transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer and any agreement the ownership and disposition of the Shares subject to the Award as in effect between the Company and the Participant from time to time. The transfer of an Award pursuant to this Section shall include a transfer of the rights of a Participant under this Plan to consent to certain amendments to the Plan or an Award Agreement and, in the discretion of the Committee, shall also include transfer of ancillary rights associated with the Award.
13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR A CHANGE OF CONTROL
     (a) Adjustment Clause. In the event of any change in the outstanding shares of Stock of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other change affecting the outstanding shares of Stock as a class without the Company’s receipt of consideration, or other equity restructuring within the meaning of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (formerly Financial Accounting Standard No. 123 (revised 2004)), appropriate adjustments shall be made to (i) the aggregate number of shares of Stock with respect to which awards may be made under the Plan, (ii) the terms and the number of shares and/or the price per share of any outstanding Stock Options, and (iii) the share limitations set forth in Section 5 hereof. The Committee shall also make appropriate adjustments described in (i)-(iii) of the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend. Adjustments, if any, and any determination or interpretations, made by the Committee shall be final, binding and conclusive. Conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. Except as expressly provided herein, no issuance by the Company of shares of any class or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an Award.
     (b) Change of Control. Unless otherwise provided in an Award Agreement, if a Change of Control occurs, the Committee may, in its discretion and without limitation or the approval of any Participant or Permitted Transferee, take one or more of the following actions, which may vary among individual Participants and Permitted Transferees, and which may vary among Awards:
          (i) cancel outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that if shareholders receive consideration other than publicly traded equity securities of the surviving entity, any determination by the Committee that the value of an Option shall equal the excess, if any, of the value of the consideration being paid for each Share in such transaction over the Exercise Price of such Option shall conclusively be deemed valid. Accordingly, if the Exercise Price of the Shares subject to an Option exceeds the Fair Market Value of such Shares, then such Option may be cancelled without making a payment to the holder of the Option;
          (ii) substitute other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for Shares subject to outstanding Awards;
          (iii) arrange for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Affiliate, Affiliate, or division or by the entity that controls such Affiliate, Affiliate, or division following the transaction (as well as any corresponding adjustments to Awards that remain outstanding based upon Company securities);
          (iv) accelerate the vesting of all outstanding Awards so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Change in Control) fixed by the Committee and provide to the Participants an opportunity to exercise their outstanding Options and, after the expiration of such period, any or all unexercised Options shall terminate automatically. Such termination shall take place as of the date of the Change in Control or such other date as the Committee may specify. If the Committee elects this alternative, it shall provide notice to each Award holder not less than 10 days prior to the date of the Change in Control; and
          (v) determine that no adjustment is necessary to Grants then outstanding.
No such adjustments may, however, materially change the value of benefits available to a Participant under an outstanding Award; provided, however, that, for the avoidance of doubt, no payment shall be due in respect of “intrinsic value” in connection with the cancellation of an Option if the Exercise Price of the Shares subject to such Option exceeds the Fair Market Value of such Shares.
     (c) Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges, or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Section 13, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award so as to prevent the dilution or enlargement of rights. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Section 13, the aggregate maximum number of shares available under the Plan, the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, and the maximum number of shares that may be subject to Awards granted to any one individual shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.
     (d) Section 409A Provisions with Respect to Adjustments. Notwithstanding the foregoing: (i) any adjustments made pursuant to this Section to Awards that are considered “deferred compensation” within the meaning of Code Section 409A shall be made in compliance with the requirements of Code Section 409A unless the Participant consents otherwise; (ii) any adjustments made to Awards that are not considered “deferred compensation” subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Code Section 409A or comply with the requirements of Code Section 409A unless the Participant consents otherwise; and (iii) the Committee shall not have the authority to make any adjustments under this Section to the extent that the existence of such authority would cause an Award that is not intended to be subject to Code Section 409A to be subject thereto.
14. TAX WITHHOLDING
     Whenever under this Plan, cash or Shares are to be delivered upon exercise of an Award or any other event with respect to rights and benefits hereunder, the Committee shall be entitled to require as a condition of delivery (i) that the Participant remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) that the minimum withholding of such sums come from compensation otherwise due to the Participant or from any Shares due to the Participant under this Plan, or (iii) any combination of the foregoing provided.
15. AMENDMENT OF THE PLAN AND AWARDS
     (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided, however, (i) provisions governing grants of Incentive Stock Options shall be submitted for shareholder approval to the extent required by applicable law or regulation; (ii) except as permitted by Section 13, no amendment may increase the share limitations set forth in Section 5 or decrease the minimum Exercise Price for Stock Options set forth in Sections 7(a) and 8(a), unless any such amendment is approved by the Company’s shareholders within 12 months before or after such amendment; and (iii) the provisions of Section 15(b) (relating to Option repricing) may not be amended, unless any such amendment is approved by the Company’s shareholders. Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such approval or ratification. Other provisions of this Plan will remain in full force and effect. No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.
     (b) The Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that, subject to Section 13, no such amendment shall adversely affect the rights of any Participant under an outstanding Award without the written consent of such Participant; provided, however, that repricing of Stock Options shall not be permitted. For this purpose, a repricing means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option to lower its Exercise Price; (ii) any other action that is treated as a repricing under generally accepted accounting principles; and (iii) canceling an Option at a time when its exercise price is equal to or greater than the fair market value of the underlying stock in exchange for another Option, unless the cancellation and exchange occurs in connection with an event set forth in Section 13. Such cancellation and exchange would be considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.
16. RIGHT OF OFFSET
     The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, however, that no such offset shall be permitted if it would constitute an “acceleration” of a payment hereunder within the meaning of Code Section 409A. This right of offset shall not be an exclusive remedy and the Company’s election not to exercise the right of offset with respect to any amount payable to a Participant shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant or any other remedy.
17. EFFECTIVE DATE OF PLAN
     The Plan shall become effective as of the Effective Date.
18. TERMINATION OF THE PLAN
     The right to grant Awards under the Plan will terminate 10 years after the Effective Date. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant’s rights under an outstanding Award.

19. APPLICABLE LAW; COMPLIANCE WITH LAWS
     The Plan will be administered in accordance with the laws of the State of Texas and applicable federal law. Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any Shares under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any Shares under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares.
20. PROHIBITION ON DEFERRED COMPENSATION
     It is the intention of the Company that no Award shall be “deferred compensation” subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Code Section 409A. Notwithstanding any provision herein to the contrary, any Award issued under the Plan that constitutes a deferral of compensation under a “nonqualified deferred compensation plan” as defined under Code Section 409A(d)(1) and is not specifically designated as such by the Committee shall be modified or cancelled to comply with the requirements of Code Section 409A, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto.